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                                                                  EXHIBIT 10.42




                             AMENDMENT NO. 2 TO TERM
                             -----------------------
                    LOAN AND SECURITY AGREEMENT ("AGREEMENT")
                    -----------------------------------------

                                JANUARY 14, 1997


Carl Karcher Enterprises, Inc.
1200 North Harbor Boulevard
Anaheim, California 92803
Attn:    Loren Pannier
         Senior Vice President

Ladies and Gentlemen:

PREAMBLE. We refer to our Term Loan and Security Agreement with you dated as of December 19, 1995 (the "Loan Agreement"), as amended by that certain Amendment No. 1 to the Loan Agreement dated January 22, 1996. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement.

         Pursuant to the Loan Agreement, it was contemplated that the Fixed Charge Coverage Ratio set forth in Section 7.12 of the Loan Agreement would subtract capital expenditures, tax expense and dividends from EBITDA. Lender has determined, however, that Borrower's new consortium of banks lead by NationsBank has redefined "Fixed Charge Coverage Ratio" and "EBITDA".

         As a result of the foregoing, Borrower and Lender have agreed that it would be in the Borrower's and Heller's best interest to conform the definitions of "Fixed Charge Coverage Ratio" and "EBITDA" in the Loan Agreement to coincide with the redefined terms and ratios used by NationsBank.

         The purpose of this Amendment is to memorialize our mutual understanding and to amend to the Loan Agreement pertaining to the foregoing matter and certain related matters.

                 Accordingly you and we hereby agree as follows:

1.       AMENDMENTS TO SECTION 7.12 OF THE LOAN AGREEMENT.

         Section 7.12 of the Loan Agreement is hereby deleted in its entirety and the following revised Section 7.12 is substituted in lieu thereof:

                  7.12. FIXED CHARGE COVERAGE RATIO. If Guarantor's Fixed Charge Coverage Ratio, determined on a Consolidated basis, is less than the ratio indicated at the end of such fiscal period as specified below:

                           FISCAL PERIOD ENDING                      RATIO
                           --------------------                      -----
                           at each quarter of 1997
                           and up to 1/26/98                         1.10 : 1.00

                           at first quarter 1998
                           and thereafter                            1.30 : 1.00

                  For purposes of this Agreement, "Fixed Charge Coverage Ratio" means the following calculation, expressed as a ratio for any fiscal period: (a) EBITDAR of Guarantor and its consolidated Subsidiaries divided by (b) the sum of (I) interest expense,
                  (ii) the


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                  current portion of long-term debt, (iii) the current portion of capital leases, (iv) rentals payable under leases of real or personal, or mixed, property, (v) cash taxes, and (vi) principal amounts due on funded debt. The current portion of long-term debt, the current portion of capital leases, rentals payable under leases, cash taxes and principal amounts due on funded debt will be the amount shown on the consolidated balance sheet of Guarantor as of the end of the applicable quarter. "EBITDAR" means earnings before interest and tax expense, depreciation, amortization and other non-cash charges, and rent expense. This ratio shall be calculated quarterly using a Four Quarter Rolling Basis. "Four Quarter Rolling Basis" shall mean the four quarters calculated using the results of the fiscal quarter then most recently ended and the immediately preceding fiscal three (3) quarters.

2.       MISCELLANEOUS.

         (a) EFFECT OF AMENDMENT. Except as set forth expressly herein, all terms of the Loan Agreement and the other Loan Documents, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender. To the extent any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby. In connection herewith, Borrower shall execute such amendments to the other Loan Documents or re-execute such of the other Loan documents as Lender shall request.

         (b) RATIFICATION. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan documents effective as of the date hereof.

         (c) ESTOPPEL. To induce Lender to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, no Default Condition or Event of Default has occurred and is continuing and, in addition, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

         (d) GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the laws of conflicts) of the State of Illinois and all applicable federal laws of the United States of America.

         Please countersign in the space provided below to acknowledge your concurrence with the foregoing.

                                     Sincerely,

                                     HELLER FINANCIAL, INC.

                                     By:   /s/Domminick J. Masciantonio
                                        -------------------------------
                                     Name:    Domminick J. Masciantonio
                                     Its:     Senior Vice President

ACKNOWLEDGED AND AGREED

CARL KARCHER ENTERPRISES, INC.

By:   /s/Robert A. Wilson
   ----------------------
  Name:  Robert A. Wilson
  Title: Vice President
         General Counsel